UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 1, 2015

CORMEDIX INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34673	20-5894890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1430 US Highway 206, Suite 200, Bedminster, NJ	07921
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (908) 517-9500

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

An initial hearing in the District Court of Cologne, Germany was held on November 19, 2015 to consider claims brought by CorMedix Inc. alleging that its European competitor TauroPharm has acted in violation of the German Unfair Competition Act. The judge made no decision on the merits of our complaint.  We expect that the court will issue an interim order in the first quarter of 2016 that will provide an overview of the case, and outline the document production and litigation process going forward.

Oral proceedings before the Opposition Division at the European Patent Office in Munich, Germany were held on November 25, 2015, at which the three judge patent examiner panel considered arguments related to the validity of our patent covering European Patent EP 1, 814,562 B1, also known as the Prosl European Patent.  As with the unfair competition matter, we expect that this matter will be under review and consideration by the Office for some time, with a determination not likely to be made before mid-2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORMEDIX INC.

Date: December 1, 2015	By:	/s/ Randy Milby
Randy Milby
Chief Executive Officer